CONTACT
             Dick Gersh
             RICHARD GERSH ASSOCIATES
             (212) 757-1101


             Mervyn Benjet - Senior V.P. & C.F.O.
             RENTRAK CORPORATION
             (503) 284-7581 Ext. 364




             FOR IMMEDIATE RELEASE


             RENTRAK REPORTS REVENUES UP 63% AND NET
             INCOME UP 529% FOR YEAR ENDED MARCH 31, 1995


                  Portland, OR - (May 30, 1995) - Rentrak Corporation

             (NASDAQ: RENT) reported revenues of $37,815,571 and a net

             income of $1,269,600 for its fourth quarter ended March 31,

             1995.  This compares to revenues of $20,513,122 and net

             income of $2,181,448 for the same period last year.  Primary earnings per share of $.10 this quarter compares to $.21

             last year.  The number of shares used for calculating

             primary earnings per share for the quarter was 14,484,120

             compared to 10,621,186 shares used last year.  Fully diluted earnings per share of $.10 this quarter compares to $.21

             last year.  The number of shares used for calculating fully diluted earnings per share for the quarter was 15,934,120

             compared to 10,621,186 shares used last year.

                  For the twelve months ended March 31, 1995 (the


                                    - more -


             Company's fiscal year-end), revenues of $112,166,231

             increased 63% from $68,896,487 reported last year.  Net

             income of $5,113,523 increased 529% from $813,065 reported last year.  Primary earnings per share of $.41 this year

             compares to $.08 per share reported last year.  The number of shares used for calculating primary earnings per share

             for the four quarters to date was 13,397,951 compared to

             10,162,461 used last year.  Fully diluted earnings per share of $.40 this year compares to $.08 per share reported last year.  The number of shares used for calculating fully

             diluted earnings per share for the four quarters to date was

             14,317,380 compared to 10,162,461 used last year.

                  Revenues for the Rentrak Home Entertainment Division

             (PPT) were $25,554,692 for the quarter and $79,793,584 for the year.  For the same periods last year revenues were

             $18,580,510 and $62,005,968, respectively.  The Pro Image

             (TPI) revenues were $10,910,954 for the quarter and

             $26,363,211 for the year.  For the same periods last year,

             revenues were $838,738 and $3,950,705, respectively.

                  The Company amortized in the quarter an expense of

             $467,000 associated with the value of warrants issued to

             several key program suppliers and customers.  The increase in shares of common stock and common stock equivalents used in calculating earnings per share for the quarter and the

             year ended March 31, 1995 is primarily attributable to the increase in warrants issued during the year.  For the same quarter last year, earnings were positively impacted by a

                                      - more -



             reduction in the Company's reserve for bad debts of $750,000 and a tax benefit of $855,000.

                  Ron Berger, Chairman and CEO of Rentrak, stated, "The

             Company's sixth consecutive quarter of profitability and

             record revenue growth affirms the strategic growth

             objectives for our Rentrak Home Entertainment and our Pro

             Image licensed sports apparel businesses."

                  The Company also announced that on May 25, 1995, the

             Board of Directors adopted amendments to the Company's

             Bylaws generally establishing a 60-day notice requirement

             that shareholders must satisfy to bring business before a

             meeting of shareholders or nominate persons for election to the Board of Directors.

                  Rentrak Corporation markets Pay-Per-Transaction (PPT),

             an innovative form of videocassette distribution based on

             the concept of revenue sharing and operates the Pro Image

             chain of licensed sports apparel retail shops.

                                       - more -

                                          RENTRAK CORPORATION
                                        STATEMENT OF OPERATIONS
                                 FOR THE PERIODS ENDED MARCH 31, 1995

                                                                         THREE MONTHS ENDED
                                                           March 31, 1995                     March 31, 1994

            Revenue                                         $ 37,815,571                       $ 20,513,122

            Cost of Sales                                     28,709,497                         15,649,014

            Selling and Administrative                         8,196,666                          3,637,248

            Income from Operations                               909,408                          1,226,860

            Other Income                                         126,443                              2,689

            Income Tax Benefit                                   233,749                            820,981

            Losses Attributable to Minority Partner Interests       -                               130,918

            Net Income                                         1,269,600                          2,181,448

            Primary Earnings Per Share                             $0.10                              $0.21

            Number of Shares Used in Primary Earnings
              Per Share Calculation                           14,484,120                         10,621,186

            Fully Diluted Earnings Per Share                       $0.10                              $0.21

            Number of Shares used in Fully Diluted
              Earnings Per Share Calculation                  15,934,120                         10,621,186

                                                                         TWELVE MONTHS ENDED
                                                           March 31, 1995                     March 31, 1994

            Revenue                                         $112,166,231                         68,896,487

            Cost of Sales                                     83,533,328                         52,161,827

            Selling and Administrative                        26,183,434                         17,293,198

            Income (Loss) from Operations                      2,449,469                           (555,538)

            Other Income                                       3,391,285                            476,766

            Income Tax (Provision) Benefit                     (727,231)                            763,919

            Losses Attributable to Minority Partner Interests      -                                130,918

            Net Income                                         5,113,523                            813,065

            Primary Earnings Per Share                             $0.41                              $0.08

            Number of Shares Used in Primary Earnings
              Per Share Calculation                           13,397,951                         10,162,461

            Fully Diluted Earnings Per share                       $0.40                              $0.08

            Number of Shares Used in Fully Diluted
              Earnings Per Share Calculation                  14,317,380                         10,162,461

            5/30/95                             - end -